As filed with the United States Securities and Exchange Commission on June 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DPC Holdings Limited*

(Exact Name of Registrant as Specified in Its Charter)

Jersey	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2nd Floor, Donington Court, Pegasus Business Park, Herald Way, Derby, DE742UZ

(Address of Principal Executive Offices)(Zip Code)

DPC Holdings Limited 2026 Equity Incentive Plan

(Full title of the plan)

Corporation Service Company
241 Little Falls Drive
Wilmington, DE 19808
Tel: +1 (302) 636-5401

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Maia R. Gez, Esq. Jessica Y. Chen, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200	Helen Barrett-Hague, Esq. General Counsel & Chief Risk Officer DPC Holdings Limited Donington Court, 2nd Floor Pegasus Business Park, Herald Way Derby, DE742UZ United Kingdom

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

*Prior to the consummation of the Company’s initial public offering, we intend to change the legal status of our Company from a Jersey private company to a Jersey public limited company and our name will be DPC Holdings PLC.

EXPLANATORY NOTE

DPC Holdings Limited (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) 13,812,500 ordinary shares, no par value (the “Ordinary Shares”) reserved for issuance under the DPC Holdings Limited 2026 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional Ordinary Shares that may become issuable under the Plan by reason of anti-dilution and other adjustments.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement, as required by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information that is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (including documents or information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto), unless the report or filing containing such information indicates that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement:

•	Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 22, 2026 (File No. 333-296215), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
•	the Registrant’s Prospectus pursuant to Rule 424(b) of the Securities Act, to be filed on or about June 25, 2026, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-296215);
•	the description of the Registrant’s Ordinary Shares contained in the Registration Statement on Form 8-A pursuant to Section 12 of the Exchange Act, as filed with the SEC on June 24, 2026 (File No. 001-43367).

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to the Companies (Jersey) Law 1991, as amended (the "Jersey Companies Law"), our amended and restated memorandum and articles of association permit us to indemnify any present or former director or officer against any liability, to purchase and maintain insurance against any liability for any such person and to provide any present or former director or officer with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a present or former director or officer from any liability arising from acting as a director or officer. It provides that a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with any proceedings, any officer (including directors) who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, by reason of the fact that the person is or was an officer of the company; or

(b)	is or was, at the request of the company, serving as an officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

However, the indemnity will not apply unless the person acted honestly and in good faith and in what they believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Article 77A of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and we maintain a directors’ and officers’ liability insurance policy for the benefit of our directors and officers.

In addition, we have entered into, or will enter into, agreements (to the fullest extent permitted by applicable law) to indemnify our directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in our Articles of Association. The indemnification agreements may require us, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, that may arise by reason of their status or service as our director or executive officer and to advance expenses incurred by them in connection with any such proceedings.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Memorandum and Articles of Association of the Registrant to become effective upon the closing of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 26, 2026 (File No. 333-296215)).
5.1	Opinion of Carey Olsen Jersey LLP (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	DPC Holdings Limited 2026 Equity Incentive Plan and UK Sub-Plan.
107	Filing Fee Table.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 25, 2026.

DPC Holdings Limited

By:	/s/ Michael Joseph Quinn
Michael Joseph Quinn
Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Joseph Quinn and David John Egan, or each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of DPC Holdings Limited (including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Michael Joseph Quinn Michael Joseph Quinn	Chief Executive Officer and Executive Director (Principal Executive Officer)	June 25, 2026

/s/ David John Egan David John Egan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 25, 2026

/s/ Dirkson Charles Dirkson Charles	Director	June 25, 2026

/s/ Nicholas Sanders Nicholas Sanders	Director	June 25, 2026

/s/ Henry F. Brooks Henry F. Brooks	Director	June 25, 2026

/s/ Taiwo K. Danmola Taiwo K. Danmola	Director	June 25, 2026

/s/ Stanley Deal Stanley Deal	Director	June 25, 2026

/s/ C. Alexander Harman C. Alexander Harman	Director	June 25, 2026

/s/ Willibald Meixner Willibald Meixner	Director	June 25, 2026